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                                                                  EXHIBIT 99.B10


                       [MORRISON & FOERSTER LETTERHEAD]


November 17, 1995                                                 (202) 887-1530



Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

             Re: Registration of Shares of Stagecoach Funds, Inc.'s Asset Allocation, California Tax-Free Bond, California Tax-Free Income, California Tax-Free Money Market Mutual, Corporate Stock, Diversified Income, Ginnie Mae, Growth and Income, Money Market Mutual, Short-Intermediate U.S. Government Income and U.S. Government Allocation Funds (the "Funds")

Gentlemen:

             Stagecoach Funds, Inc., a Maryland corporation (the "Company") has requested our opinion in connection with the registration by the Company of a definite number of shares of capital stock (the "Shares") of the Company, pursuant to Post-Effective Amendment No. 16 and Amendment No. 17 to the Company's Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) under the Securities Act of 1933 and the Investment Company Act of 1940. The registration of such Shares is being made in reliance on Rule 24e-2 under the Investment Company Act of 1940.

             We have examined documents relating to the organization of the Company and the authorization and issuance of shares of the Funds. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

             Based upon and subject to the foregoing, we are of the opinion that:

             The issuance of the Shares registered pursuant to Rule 24e-2 has been duly and validly authorized by all appropriate corporate action and, assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the Company's then-current Registration Statement under the Securities Act of 1933, the Shares will be validly issued, fully paid and nonassessable by the Company.

             We consent to the submission of a copy of this opinion to the Securities and Exchange Commission in connection with the registration of a definite number of shares in Post-Effective Amendment No. 16 and Amendment No. 17 to the Company's Registration Statement, as contemplated in Rule 24e-2 under the Investment Company Act of 1940.

             The opinion given above is subject to the condition that the Company shall have complied or will comply with the provision of any applicable laws, regulations and permits of any state or foreign country in which any of the Shares are sold or are issued in accord with the Company's dividend reinvestment plan.


                                        Very truly yours,



                                        MORRISON & FOERSTER